Exhibit 10.1

OMNIBUS EQUITY INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

Greater Bay Bancorp, a California corporation (the “Company”), grants a Restricted Stock Award, subject to the terms, conditions, and restrictions of the Greater Bay Bancorp Omnibus Equity Incentive Plan (the “Plan”), this Restricted Stock Award Agreement, and Appendix A (attached) (the Restricted Stock Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms used in the Award Agreement that are defined in the Plan shall have the same meanings herein as are set forth in the Plan.

Grantee:	«Fname» «Lname»
Grant Date	«Grant_Date»
Total Number of Shares Granted	«Shares»
Lapse of Restrictions:

The restrictions imposed on the Restricted Stock Award shall lapse as set forth below. Except as otherwise provided in the Award Agreement, Grantee will not be eligible to retain shares of Stock under the Restricted Stock Award unless he or she is employed by the Company or one of its Subsidiaries on the applicable date, as set forth below. Such restrictions shall lapse with respect to:

«Vest1» of Shares on «Vest1Date»

Termination of Service:

In the event of Grantee’s Termination of Service, the Restricted Stock Award shall be deemed earned or forfeited as follows:

Termination of Service due to death, Disability, or Retirement. On Termination of Service due to death or Disability, the restrictions on the Restricted Stock subject to the Award shall lapse as to a pro rata portion of the shares of such Restricted Stock (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. Notwithstanding the provisions of the Plan, on Termination of Service due to Retirement, the restrictions on the Restricted Stock subject to the Award shall lapse only in accordance with the schedule set forth above and shall not accelerate on a pro rata (or any other) basis. In any of such events, Grantee shall forfeit the balance of such Restricted Stock as to which the restrictions have not yet lapsed, and the Restricted Stock so forfeited shall be returned to the Company.

Termination by the Company for Cause, or by any event not specified in the previous paragraph (except for a Change in Control which is governed by Section 17 of the Plan): The portion of the Restricted Stock Award for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason.

GREATER BAY BANCORP

By:
Peggy Hiraoka, Executive Vice President

The Grantee acknowledges and represents that the Grantee is familiar with the terms and provisions of this Award Agreement and hereby accepts same subject to all its terms and provisions hereof. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:
«Fname» «Lname»

APPENDIX A

TERMS AND CONDITIONS FOR RESTRICTED STOCK

1. Grant. The Company grants to the Grantee a Restricted Stock Award for the number of shares of Stock, at no par value, set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Term. Subject to earlier lapse of restrictions for the shares of Stock as provided in the Plan, the restrictions set forth herein shall lapse in accordance with the provisions of Section 4 below. This agreement shall terminate when all of the shares of Stock either have vested in accordance with Section 4 or have been forfeited upon a Termination of Service.

3. Restrictions on Transfer.

(a) Except as provided below, the Award shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by the Grantee other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee. No non-permitted transferee of the Grantee shall have any right in or claim to any Restricted Stock.

(b) Notwithstanding the foregoing, the Grantee may transfer, without consideration for such transfer, any Restricted Stock Award subject to this Award Agreement, in whole or in part, to one or more of the following persons (and only the following persons): (i) the Grantee’s spouse, former spouse, children including adopted children, step-children, grandchildren, parents, grandparents, brothers, sisters, aunts, uncles, nieces, nephews, first cousins, mother-in-law, father-in-law, brothers-in-law, or sisters-in-law (“immediate family members”), or such other persons as may be approved in writing by the Committee in its sole and absolute discretion (“approved transferees”), or (ii) a trust or trusts for the exclusive benefit of the Grantee or any such immediate family members or approved transferees. Immediate family members, approved transferees and trusts for their benefit may not retransfer this Option in whole or in part other than by will or by the laws of descent and distribution.

(c) In order to effectuate a transfer pursuant to Section 3(b) above, the transfer must be in writing in an instrument submitted to the Company within ten (10) business days after its execution. In such writing, the transferee must agree to be bound by all of the terms and conditions of the Plan and this Award Agreement. The Company may grant or withhold its consent to the transfer or the terms of the transfer in its sole and absolute discretion. In the event the Company does not notify Grantee in writing of its disapproval of the transfer or its terms within ten (10) business days of receipt by the Company of a copy of the written transfer instrument from the Grantee, the transfer shall be deemed approved.

(d) Transfers of the Award under Section 3(b) above may not be a transfer for consideration (for example, sales or exchanges of the Award are not permitted).

(e) Following any transfer hereunder, the Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The term “Grantee” shall be deemed to refer to the transferee, except that Termination of Service shall continue to be applied with respect to the original Grantee rather than the transferee.

(f) Shares of Stock that have vested and are no longer subject to restrictions pursuant to Section 4 may be transferred by the Grantee, subject to applicable federal and state securities law restrictions.

(g) Notwithstanding the foregoing, the Grantee may transfer shares of Stock pursuant to the provisions of Section 3(f) above only to the extent necessary to provide for the payment of taxes resulting from the lapse of restrictions pursuant to Section 4 hereof until the earliest to occur of (i) the Grantee’s Termination of Service, (ii) a Change in Control as defined in subsection 2(g) of the plan, or (iii) «Expiration_Date». On and after the earliest of such dates, Section 3(f) shall apply to all shares of Stock that have vested and are no longer subject to restrictions pursuant to Section 4.

4. Lapse of Restrictions.

(a) Longevity Restrictions. The restrictions shall lapse with respect to the shares of Stock covered by this Restricted Stock Award, in the installments set forth in the Award Agreement, provided that the Grantee’s service as an Employee continues through the specified dates.

(b) Change in Control. Upon a Change in Control as defined in subsection 2(g) of the Plan, all restrictions shall lapse.

(c) Action by Committee. The Committee shall have the authority, in its sole and absolute discretion, to remove any or all of the restrictions applicable to such shares of Stock whenever the Committee may determine that such action is appropriate by reason of changes to applicable tax or other laws.

5. Fractional Shares. No fractional shares shall be delivered to Grantee. Any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all restrictions lapse or expire.

6. Legends.

(a) If Restricted Stock is held in certificated form, until all restrictions lapse, certificates representing shares of Restricted Stock issued pursuant to the Award Agreement shall bear the following legend:

“The shares represented by this certificate are subject to reacquisition by Greater Bay Bancorp, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Award Agreement by and between Greater Bay Bancorp and the registered owner of such shares.”

(b) If Restricted Stock is held in certificated form, certificates representing shares of Restricted Stock issued pursuant to the Award Agreement shall bear the following legend:

“The shares represented by this certificate are owned by a person or persons who may be considered an affiliate for purposes of Rule 144 under the Securities Act of 1933 (the “Act”). No transfer of these securities or any interest therein may be made unless the issuer has received an opinion of counsel or other evidence satisfactory to it that shares may be sold pursuant to Rule 144 or another available exemption under the Act and the rules and regulations thereunder.”

7. Escrow.

(a) Until all restrictions have lapsed, the Company’s Secretary or such other escrow holder as the Committee may appoint, shall retain custody of the stock certificates or book-entry shares representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee retain physical custody of any certificates representing shares of Restricted Stock awarded to him or her.

(b) The Grantee further agrees that simultaneously with his or her execution of the Award Agreement, he or she shall execute stock powers in favor of the Company with respect to the shares of Stock granted hereunder in the form attached hereto and that he or she shall promptly deliver such stock powers to the Company.

8. Rights as a Shareholder. Upon the delivery of Restricted Stock to the escrow holder pursuant to subsection 7(a), Grantee shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, subject to the terms and conditions of this Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional shares of Restricted Stock to which the Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of shares of Restricted Stock shall also be subject to the terms and conditions of this Award Agreement until the restrictions on the underlying shares of Restricted Stock lapse or expire. Grantee acknowledges that any dividends paid to the Grantee with respect to any share of the Restricted Stock prior to the lapse of any restrictions with respect to such share shall be compensation income rather than dividend income unless the Grantee has made an election under Section 83(b) of the Code with respect to such Share.

9. Removal of Legends on Certificates and Return of Stock Powers. When restrictions lapse and the Company delivers to the Grantee the certificates in respect of shares of

Stock or book-entry shares, the Grantee shall also receive back the related stock powers held by the Company pursuant to subsection 7(b) above. The distributed shares of Stock shall be free of the restrictions, and such certificate, if any, shall not bear the legend provided for in Section 6(a) above (but shall continue to bear the legend provided in Section 6(b) above).

10. Code Section 83(b) Election. Grantee agrees to notify the Company immediately in writing in the event Grantee makes an election under Section 83(b) of the Code (or any successor provision) or corresponding provisions of state or local tax laws with respect to this Award. In that event, any required withholding and/or employment tax payments as a result of such election shall thereupon be made. Such withholding may be from the Grantee’s compensation from the Company or from cash supplied by the Grantee.

11. Separate Advice and Representation. The Company is not providing the Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this Award Agreement. The Grantee is encouraged to seek legal, tax, and business advice from the Grantee’s own legal, tax, and business advisers as soon as possible. By accepting this Award and the shares of Stock covered thereby, and by signing this Award Agreement, the Grantee acknowledges that the Grantee is familiar with the terms of the Award Agreement and the Plan, that the Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax, and business advisers, and that the Grantee agrees to be bound by the terms of the Plan and the Award Agreement.

12. Tax Withholding.

(a) The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the Restricted Stock. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items as required by law. Regardless of the Company’s actions in this regard, the Grantee acknowledges and agrees that the ultimate liability for Tax Items is the Grantee’s responsibility. The Grantee acknowledges and agrees that the Company:

(i) makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Restricted Stock, including the subsequent sale of shares of Stock acquired under the Plan; and

(ii) does not commit to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate liability for Tax Items.

(b) Notwithstanding any contrary provision of this Award Agreement, no certificate representing the shares of Stock or book-entry shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Committee) have been made by the Grantee with respect to the payment of income, employment, and other taxes which the Company determines must be withheld with respect to such shares of Stock so issuable. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (i) paying cash, (ii) delivering to the Company already vested and owned shares of Stock having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (iii) by authorizing the Company to hold back a number of shares of Stock otherwise deliverable to the Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

13. No Acquired Rights. The Grantee agrees and acknowledges that:

(a) the grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(b) the value of this Award is an extraordinary item of compensation which is outside the scope of an employment contract, if any;

(c) this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(d) the future value of the shares of Stock awarded under the Plan, if any, is unknown and cannot be predicted with certainty;

(e) no claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of this Award or shares of Stock received under the Plan, and the Grantee irrevocably releases the Company from any such claim; and

(f) participation in the Plan shall not create a right to further employment with the Company or employer and shall not interfere with the ability of the Company or employer to terminate the employment relationship at any time, with or without cause.

14. Adjustment of Shares. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in shares of Stock, a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock, a combination or consolidation of the outstanding shares of Stock (by reclassification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off, a merger, consolidation or other reorganization involving the Company that would not constitute a Change in Control, or any other similar occurrence, the Company shall make appropriate adjustments in the number of shares covered by the Restricted Stock Award.

Except as provided in this Section 14, Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to the Restricted Stock Award. The grant of the Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

15. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in the Plan and this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Committee. Notices shall be directed, if to the Grantee, at the Grantee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office, attention Human Resources Department.

16. Severability. The provisions of the Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. Counterparts; Further Instruments. The Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

18. Amendment. The Award Agreement may be amended or modified by the Committee, including amendments and modifications that may affect the tax status of the Award, provided that such action may not, without the consent of the Grantee, impair any rights of the Grantee under the Award Agreement.

19. Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.